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                                 EXHIBIT 23.3

                      Consent of Independent Accountants
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We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 of TCI Satellite Entertainment, Inc. of our report dated March 11, 1996, except as to Note 16, which is as of April 25, 1996, relating to the financial statements of PRIMESTAR Partners, L.P., which appears in the Registration Statement on Form 10 as amended by Form 10/A, of TCI Satellite Entertainment, Inc.


/s/ Price Waterhouse LLP
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Price Waterhouse LLP
Philadelphia, Pennsylvania
December 11, 1996